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                                                                    EXHIBIT 10a

                         MANAGEMENT CONTINUITY AGREEMENT


         This Agreement effective as of December 1, 1999, between Empire Banc Corporation, a Michigan Corporation (the "Company") and
(the "Officer"), an individual residing in the State of Michigan,

                               W I T N E S S E T H

         WHEREAS, the Officer is employed by the Company as an officer of the Company; and

         WHEREAS, the Company and the Officer are parties to a Management Continuity Agreement dated December 1, 1989, as amended and restated January 31, 1991, and further amended and restated July 1, 1995. Both the Company and the Officer desire to amend and restate the Management Continuity Agreement to (i) specify the timing of payments to be made to the Officer; (ii) coordinate the nonqualified retirement plan benefits to be paid pursuant to this Agreement with the nonqualified retirement plan benefits payable pursuant to the terms and conditions of the Empire Banc Corporation Supplemental Executive Retirement Plan (the "SERP"); (iii) specify the compensation and benefit plans maintained by the Company which are subject to the provisions of this Agreement; and (iv) specify the assumptions to be used to calculate payments to made to the Officer in the event of the Officer's termination of employment following a change in control of the Company.

         WHEREAS, the Company continues to be willing, in order to provide the Officer a measure of security with respect to the Officer's employment in the event of a change in control of the Company and to induce the Officer to remain in employment with the Company, to agree that employment of the Officer shall be terminable only for cause for a limited period after a change in control of the Company;

         NOW THEREFORE, the Company and the Officer agree as follows:

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         1. TERM OF EMPLOYMENT. The Company shall employ the Officer and the
Officer shall remain in employment with the Company for a period of five years from the effective date of this Agreement (herein called the Initial Term), unless the Agreement is terminated pursuant to Sections 6, 7, 8 or 9. Annually, effective on the anniversary of the effective date of this Agreement, the Initial Term of this Agreement shall be extended for one additional year, provided that the Board of Directors of the Company approves such extension. Upon the approval of the Board of Directors of such annual extension, no written amendment or other action shall be necessary to effectuate the one-year extension of the Initial Term. The Initial Term may be otherwise extended by written amendment to this Agreement, which amendment specifically refers to this Agreement, signed by the Company and the Officer. The Initial Term shall be automatically renewed, without written amendment to this Agreement, for a period of five years from the date of the execution by the Company of an agreement to:
(i) sell at least twenty percent (20%) of the Company's outstanding stock to an Acquiring Person as defined in Section 9; (ii) merge or reorganize the Company in such a way that the Company is not the surviving entity; or (iii) sell all or substantially all of the Company's assets.

         2. DUTIES. As an officer of the Company, the Officer shall perform such duties and functions as are assigned to the Officer by the by-laws of the Company, by the Board of Directors of the Company, by committees of the Board of Directors, or by other officers of the Company of higher corporate rank. The Officer agrees that, if elected or appointed, the Officer shall serve in such other positions or offices as the Board of Directors, in its exclusive discretion, or stockholders of the Company may direct, whether at the Company or any of its subsidiaries or affiliates.

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         3. COMPENSATION. The Officer shall receive an annual salary of
$            , which may be increased annually by an amount to be determined by the Board of Directors of the Company. The Officer shall participate in the employee benefit plans, whether qualified or non-qualified, customarily and generally available to all executive employees of the Company and its subsidiaries. The Officer shall also be eligible to participate in such incentive, stock bonus and other compensation plans that the Company shall provide to him.

         4. FULL-TIME EMPLOYMENT WITH THE COMPANY. The Officer shall devote the Officer's full-time and business efforts to the Officer's duties and responsibilities under this Agreement, provided that (a) the Officer may also devote reasonable amounts of time in charitable, civic and other similar activities, (b) the Officer may serve as a director of a business corporation not competing with the Company with the consent of the Board of Directors or Chief Executive Officer of the Company, and (c) the Officer may not make investments in business activities that materially interfere with the performance of the Officer's duties and responsibilities under this Agreement. The Officer shall maintain the confidentiality of the Company's confidential information and shall only disclose information as of which disclosure has been properly authorized.

         5. TERMINATION OF AGREEMENT. Unless terminated in accordance with Sections 6, 7, 8 or 9, or extended pursuant to Section 1, this Agreement shall terminate at the expiration of the Initial Term, and all obligations under this Agreement shall terminate at that time. The Officer may, with the consent of the Company, continue in the employ of the Company after the expiration of the Initial Term on such terms and conditions as are agreed upon by the Officer and the Company.

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         6. TERMINATION BY THE OFFICER. The Officer may voluntarily terminate this Agreement by giving 30 days notice to the Company, in which case the Officer and the Company shall have no further obligations after the date of such termination.

         In the event the Officer's employment by the Company terminates due to the Officer's death, the Company shall have no further obligation to the Officer, the Officer's heirs or legatees under this Agreement except that for one year after the date of the Officer's death, the Company shall pay to the Officer's surviving spouse, if any, the salary payments described in Section 3, and the Officer's heirs and legatees shall have no further obligation to the Company under this Agreement.

         In the event the Officer's employment by the Company is terminated due to the Officer's Permanent Disability, the Company shall have no further obligation to the Officer under this Agreement from the date of such termination except to continue salary payments and employee benefit plan coverage described in Section 3 (as further described in Schedule A to this Agreement) for a period of two years from the date of the Officer's permanent disability. For purposes of this Agreement, the term "permanent disability" means a physical or mental condition of the Officer which (a) has continued uninterrupted for six months,
(b) is expected to continue indefinitely and (c) is determined by the Company to render the Officer incapable of adequately performing the Officer's duties under
Section 2 of this Agreement.

         7. TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate this Agreement without cause prior to a Change in Control as defined in Section 9 by providing 30 days notice to the Officer. In such event, the Company shall have no further obligation to the Officer under this Agreement except the obligation to continue salary payments pursuant to

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Section 3 for the Initial Term and the Officer shall have no further obligation to the Company under this Agreement.

         8. TERMINATION BY THE COMPANY WITH CAUSE. The Company, by resolution of its Board of Directors, may terminate this Agreement by providing the Officer with notice, which may be provided as late as the effective date of such termination, if the Officer is indicted for commission of a felony or commits fraud, gross malfeasance or improper conduct resulting in substantial injury to the interests of the Company, or if the Officer willfully and materially breaches this Agreement. In such event, the Company will have no further obligation to the Officer under this Agreement from the date of such termination, and salary shall be paid to the Officer only for services actually rendered through the date of termination.

         9. TERMINATION FOLLOWING CHANGE IN CONTROL. In the event there is a "Change in Control" of the Company as defined below, and either:

         (a) the Officer's employment hereunder is terminated by the Company for reasons other than cause under Section 8 or upon expiration of the Initial Term; or

         (b) the Officer resigns from the Officer's employment with the Company upon 30 days written notice to the Company given within 30 days following a material change in the nature or scope of the Officer's authorities or duties as described in Section 2 above, a reduction in the salary, bonus or benefits payable to the Officer from those payable under this Agreement or under any employee benefit plan or compensation plan described in Section 3 (other than a reduction due solely to the operation of any incentive compensation formula in effect before a Change in Control or due to termination or amendment of a benefit plan which termination or amendment is generally applicable to

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         officers of the Company), or a change of the Officer's principal place of employment without the Officer's consent to a location that is more than 35 miles from the principal place of the Officer's employment immediately prior to such change,

then the Officer shall be entitled to the payments described in the remainder of this Section 9 in recognition of the Officer's longevity of employment with the Company and the Officer's contributions to the Company.

         For the greater of (i) three years following the Officer's termination of employment or (ii) the remainder of the Initial Term (including any renewed or extended Initial Term), the Officer shall (A) continue to receive salary payments equal to the greater of 133% of the salary in effect at the time of the Officer's termination of employment or 133% of the salary in effect immediately preceding any Change in Control plus an annual increase in such salary of at least the percentage equal to the Consumer Price Index plus four percentage points per year, and (B) continue to participate in such employee benefit plans and compensation plans described in Section 3 as the Officer participated in at the time of such termination of employment, other than any incentive compensation plans, as though the Officer continued in the employment of the Company. The employee benefit plans and compensation plans which are currently sponsored by the Company and are subject to continuation pursuant to this
Section 9 are set forth in Schedule B to this Agreement. Schedule C to this Agreement sets forth certain assumptions that shall be made in determining benefits and compensation payable to the Officer pursuant to this Section 9.

         Any benefit to be provided by an employee benefit plan or compensation plan under subclause (B) above may be provided by the Company through cash or equivalent value (if any)


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or through a non-qualified arrangement if, in the judgment of the Company, permitting the Officer to participate in such plan after Officer's termination of employment would adversely affect the tax status of such plan, and provided further that any medical insurance coverage to be provided by the Company shall be secondary to any medical benefits provided to the Officer under any other plan of employee medical coverage for which the Officer becomes eligible by reason of any subsequent employment.

         Retirement benefits that become payable to the Officer pursuant to this
Section 9 shall be determined and paid pursuant to the Empire Banc Corporation Supplemental Executive Retirement Plan (the "SERP"). Schedule B specifies the retirement plan benefits that shall be payable pursuant to the SERP.

         A Change in Control of the Company shall be deemed to have occurred if any one of the following events takes place:

           (i) at least 20% of the Company's outstanding stock is acquired by an Acquiring Person;

           (ii) Continuing Directors cease to comprise a majority of the Company's Board of Directors;

           (iii)  all or substantially all of the Company's assets are sold;

           (iv) the Board of Directors of the Company approves an agreement to merge or consolidate the Company in a transaction pursuant to which neither the Company nor any of its wholly owned subsidiaries will be the surviving corporation; or

           (v) the Company is involved in negotiating a merger or reorganization such that the Company will not be the surviving entity and the Board of Directors adopts a


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                  resolution to the effect that a Change in Control has
                  occurred.

         The term "Acquiring Person" means any individual, corporation, partnership or other entity, and any entity related to or acting for the benefit of or in concert with such entity, which is the beneficial owner of 20% or more of the shares of the common stock of the Company then outstanding; provided, however, that "Acquiring Person" does not include the Company, any subsidiary or any employee benefit plan of the Company or of any subsidiary of the Company.

         The term "Continuing Director" means (i) any member of the Board of Directors of the Company who is not an Acquiring Person or a representative of an Acquiring Person and who was a member of the Board of Directors of the Company prior to the date of this Agreement, and (ii) any person who subsequently becomes a member of the Board of Directors of the Company and who is not an Acquiring Person or a representative of an Acquiring Person, if (A) such person's nomination for election or election to the Board of Directors of the Company is recommended or approved by resolution of a majority of the Continuing Directors, or (B) such person is included as a nominee in a proxy statement of the Company distributed when a majority of the Board of Directors of the Company consists of Continuing Directors.

         If a Change in Control, as defined solely by subparagraphs (iv) and (v) above, occurs, and within 9 months following such Change in Control, a Change in Control, as defined by subparagraphs (i) through (iii), has not occurred, or the agreement contemplated in subparagraph (iv) has not been consummated, a Change in Control shall no longer be deemed to have occurred, and the provisions of this Agreement that become operative upon a Change in Control shall not become operative until the subsequent occurrence of a Change in Control, as defined in subparagraphs (i) through (v).

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         10. INCENTIVE COMPENSATION. In the event a Change in Control occurs while the Officer is employed by the Company during the Initial Term, all awards to the Officer under incentive plans in which the Officer is a participant shall become immediately vested, non-forfeitable and non-cancelable to the extent any such award would have been payable at the time of the Change in Control if the plan had provided for an award for any current period ending at the time of the Change in Control based on performance, salary, compensation and other pertinent factors for the current period ending with the date of the Change in Control and otherwise in accordance with all provisions of the plan.

         11. TIMING OF PAYMENTS PURSUANT TO SECTION 9. Any payments to be made to the Officer pursuant to Section 9 of this Agreement, but not including payments that shall be made pursuant to the SERP, shall be made at such times as the payments would have been otherwise been earned by the Officer, unless the Officer has provided to the Company a written election to receive a lump sum payment of such amounts. Such election shall be valid only if it is made by the earlier of (a) the last day of the calendar year prior to the date of the Change in Control, and (b) 60 days prior to the date of the Change in Control. Solely for this purpose, a Change in Control will only be considered to have occurred if one of the events described in described in subsections (i) through (iii) of the definition of "Change in Control" in Section 9 of this Agreement has occurred. The determination of the amount of such lump sum shall be the present value of the amount payable to the Officer, determined by using the rate reported on the date of the Change in Control by the Wall Street Journal for United States Treasury Notes with a three year maturity.




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Officer, including but not limited to attorney fees, incurred in enforcing payments by the Company pursuant to this Agreement.

         13. REDUCTION OF SALARY PAYMENTS. If payments or benefits under this Agreement, after taking into account all other payments or benefits to which the Officer is entitled from the Company, are expected to result in an excise tax on the Officer or the loss of certain tax deductions by the Company by reason of Sections 280G and 4999 of the Internal Revenue Code of 1986 or any successor provisions to those Sections, salary payments under Section 9 shall be reduced by the least amount required to avoid such excise tax and loss of deductions unless the failure to reduce such salary payments would be financially beneficial to the Officer. The failure to reduce such salary payments will be financially beneficial to the Officer if it results in an after-tax value to the Officer of all payments and benefits referenced in the preceding sentence, despite the application of the excise tax and income tax, which value is greater than the after-tax value the Officer would realize if salary payments were reduced to avoid the application of the excise tax. If the Officer and the Company shall disagree as to whether a payment under this Agreement could result in the loss of a deduction, the matter shall be resolved by an opinion of Howard and Howard Attorneys, or if Howard & Howard Attorneys is unable to provide such an opinion, counsel selected by the Company, and agreed to by the Officer. Counsel's opinion need not be unqualified. Counsel's opinion shall be based on determinations of the base amount and excess parachute payments, as such terms are defined by Section 280G of the Code or its successor, by Buck Consultants, Inc., or if Buck Consultants, Inc. is unable to make such determinations, a consulting firm chosen by the Company and agreed to by the Officer. The Company shall pay the fees and expenses of such counsel and consulting firm, and shall make

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available such information as may be reasonably requested by such counsel and consulting firm to prepare the opinion. If the maximum amount payable to the Officer pursuant to this Section 13 cannot be determined prior to the due date for such payment, the Company shall pay on the due date the minimum amount which it in good faith determines to be payable, and shall pay the remaining amount as soon as practicable after such remaining amount is determined.

         14. FUNDING. Nothing contained in this Agreement, and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind or a fiduciary relationship between Company and the Officer or any other person. To the extent that the Officer or any other person acquires a right to receive payments under the terms of this Agreement, such rights shall be no greater than the rights of an unsecured general creditor of the Company. All payments made under the terms of this Agreement shall be made from the general assets of Company, and no other segregation of assets shall be made for the payment of any benefits under the terms of this Agreement to the Officer or the Officer's beneficiary. Notwithstanding the above provisions, the Company may, at its sole discretion, establish a grantor trust to provide additional security to the Officer that amounts under this Agreement will be properly paid, provided that the status of the Officer with respect to assets of the grantor trust remains that of general unsecured creditor.

         15. AGREEMENT NON-ASSIGNABLE. The Officer may not assign, pledge or otherwise transfer any of the benefits of this Agreement either before or after termination of employment, and any purported assignment, pledge or transfer of any payment to be made by the Company hereunder shall be void and of no effect. No payment to be made to the Officer hereunder shall be subject to the claims of creditors of the Officer.

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         16. AGREEMENT BINDING. This Agreement shall be binding on the Company and the Officer and their respective successors and assigns.

         17. NOTICES. Any notice required or desired to be given under this Agreement shall be deemed given if in writing and sent by first class mail to the Officer or the Company at the Officer's or its address as set forth below or to such other address of which either the Officer or the Company shall notify the other in writing:

                                            ADDRESS OF COMPANY:

                                            1227 E. Front Street
                                            P.O. Box 1944
                                            Traverse City, Michigan 49865-1944


                                            ADDRESS OF OFFICER:

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         18. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties. It may be modified or amended only by an agreement in writing signed by the parties.

         19. WAIVER OF BREACH. The waiver of either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either the Company or the Officer.

         20. SEVERABILITY OF PROVISIONS. If for any reason any provision of this Agreement is held to be invalid or unenforceable, all other valid provisions herein shall remain in full force and effect and all provisions of this Agreement shall be deemed to be severable in nature.

         21. GOVERNING LAW. This Agreement is made in, and shall be governed by, the laws of the State of Michigan.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.


                                                       -------------------------
                                                       Officer


[SEAL]                                                 EMPIRE BANC CORPORATION

Attest:

                                                       By:
                                                          ----------------------

Secretary                                              Its:
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